Exhibit 2.9
EXECUTION COPY
GRUPO TELEVISA, S.A.B.,
as Issuer,
THE BANK OF NEW YORK,
as Trustee, Registrar, Paying Agent
and Transfer Agent
and
THE BANK OF NEW YORK (LUXEMBOURG) S.A.,
as Luxembourg Paying Agent, Transfer Agent
and Listing Agent

TENTH SUPPLEMENTAL INDENTURE
Dated as of May 9, 2007

Supplementing the Trust Indenture
Dated as of August 8, 2000

Ps.4,500,000,000
8.49% Senior Notes due 2037

i

Page
Exhibit E	Form of Certificate of Beneficial Ownership
Exhibit F	Form of Registration Rights Agreement

ii

     TENTH SUPPLEMENTAL INDENTURE, dated as of the 9th day of May, 2007, between GRUPO TELEVISA, S.A.B., a limited liability public stock corporation (sociedad anónima bursátil) organized under the laws of the United Mexican States (the “Issuer” or the “Company”), THE BANK OF NEW YORK, a New York banking corporation, having its Corporate Trust Office located at 101 Barclay Street, New York, New York 10286, as trustee (the “Trustee”), registrar (“Registrar”), paying agent (“Paying Agent”) and transfer agent (“Transfer Agent”), and THE BANK OF NEW YORK (LUXEMBOURG) S.A., a bank duly incorporated and existing under the laws of Luxembourg, at its office at Aerogolf Center, 1A Hoehenhof, L-1736 Senningerberg, Luxembourg, as paying agent, transfer agent and listing agent (a “Paying Agent,” a “Transfer Agent,” and a “Listing Agent,” as the case may be);
     WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture dated as of August 8, 2000 (the “Original Indenture” and, together with the First Supplemental Indenture, dated as of August 8, 2000, the Second Supplemental Indenture, dated as of January 19, 2001, the Third Supplemental Indenture, dated as of September 13, 2001, the Fourth Supplemental Indenture, dated as of March 11, 2002, the Fifth Supplemental Indenture, dated as of March 8, 2002, the Sixth Supplemental Indenture, dated as of July 31, 2002, the Seventh Supplemental Indenture dated as of March 18, 2005, the Eighth Supplemental Indenture, dated as of May 26, 2005, the Ninth Supplemental Indenture dated as of September 6, 2005, and this Tenth Supplemental Indenture, the “Indenture”) providing for the issuance by the Company from time to time of its senior debt securities to be issued in one or more series (in the Original Indenture and herein called the “Securities”);
     WHEREAS, the Company, in the exercise of the power and authority conferred upon and reserved to it under the provisions of the Original Indenture and pursuant to appropriate resolutions of the Board of Directors, has duly determined to make, execute and deliver to the Trustee, on May 9, 2007, this Tenth Supplemental Indenture to the Original Indenture in order to establish the form and terms of, and to provide for the creation and issue of, Securities to be designated as the “8.49% Senior Notes due 2037” under the Original Indenture in the aggregate principal amount of Ps.4,500,000,000 subject to Section 202 hereof;
     WHEREAS, Section 901 of the Original Indenture provides, among other things, that the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, without the consent of any Holders, may enter into an indenture supplemental to the Original Indenture to establish the terms of Securities of any series as permitted by Sections 201 and 301 of the Original Indenture; and
     WHEREAS, all things necessary to make the Securities, when executed by the Company and authenticated and delivered by the Trustee or any Authenticating Agent and issued upon the terms and subject to the conditions set forth hereinafter and in the Indenture against payment therefor, the valid, binding and legal obligations of the Company and to make this Tenth Supplemental Indenture a valid, binding and legal agreement of the Company, have been done;

     NOW, THEREFORE, This TENTH SUPPLEMENTAL INDENTURE WITNESSETH that, in order to establish the terms of the series of Securities designated as the “8.49% Senior Notes due 2037” and for and in consideration of the premises and of the covenants contained in the Original Indenture and in this Tenth Supplemental Indenture and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, it is mutually covenanted and agreed as follows:
ARTICLE I
DEFINITIONS AND OTHER
PROVISIONS OF GENERAL APPLICATION
          Section 101          Definitions.
          Each capitalized term that is used herein and is defined in the Original Indenture shall have the meaning specified in the Original Indenture unless such term is otherwise defined herein.
          “Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Security, the rules and procedures of Euroclear or Clearstream Banking, as the case may be, that apply to such transfer or exchange.
          “Calculation Agent” shall mean The Bank of New York or any successor.
          “Clearstream Banking” shall mean Clearstream Banking, société anonyme (formerly Cedelbank) or any successor.
          “Depositary” shall mean The Bank of New York Depositary (Nominees) Limited, as common depositary for Clearstream Banking and Euroclear, or any other depositary appointed by the Company, provided, however, that such depositary shall have an address in the Borough of Manhattan, in the City of New York.
          “Euroclear” shall mean the Euroclear Bank S.A./N.V., as operator of the Euroclear System, or any successor.
          “Global Securities” or “Global Security” shall have the meaning assigned to it in Section 203 hereof.
          “Initial Purchasers” shall mean Goldman, Sachs & Co. (“Goldman Sachs”) and HSBC Securities (USA) Inc. (“HSBC”).
          “Interest Payment Date” shall have the meaning assigned to it in the Original Indenture and in Section 206 hereof.
          “Mexican FX Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday that is (i) not a day on which banking institutions or foreign exchange markets in Mexico City generally are authorized or obligated by law, regulation or executive order to close and (ii) a day on which banking institutions and foreign exchange markets in Mexico City are open for business with the general public.
          “Mexican Peso” and “Ps.” shall mean the legal currency of the United Mexican States.
          “Notes” shall mean the Company’s 8.49% Senior Notes due 2037.
          “Rate Calculation Date” shall mean the second Mexican FX Day immediately preceding an interest payment date, maturity date or redemption date, as applicable. Notwithstanding the preceding sentence, if the Rate Calculation Date is not a business day, then the Rate Calculation Date shall be the immediately preceding Mexican FX day (i.e., prior to such second Mexican FX Day) that is a business day. “Business day” for purposes of such calculation shall mean each Monday, Tuesday, Wednesday, Thursday and Friday that is (i) not a day on which banking institutions in New York City or Mexico City generally are authorized or obligated by law, regulation or executive order to close and (ii) a day on which banks and financial institutions in Mexico are open for business with the general public (it being understood that payments will be made on the Notes only on days other than a Saturday, Sunday or other day on which banking institutions in London are authorized or obligated by law, regulation or executive order to close).
          “Remaining Scheduled Payments” shall mean, with respect to the Notes, the remaining scheduled payments of principal thereof and interest thereon that would be due after the related Redemption Date but for such redemption.
          “Securities” shall mean the Notes.
          “Securities Act” shall mean the United States Securities Act of 1933, as amended.
          “Settlement Rate” shall mean the Mexican Peso / U.S. Dollar exchange rate, or the “FIX FX Rate,” reported by the Banco de México (Bank of Mexico, or “Central Bank”) as the average of quotes in the wholesale foreign exchange market in Mexico for transactions payable in 48 hours on its website (which, at the date hereof, is located at http://www.banxico.gob.mx) on the applicable Rate Calculation Date. In the event that the FIX FX Rate is not so available by 3:00 p.m. (Mexico City time) on any Rate Calculation Date, then the Settlement Rate for such Rate Calculation Date shall be determined by taking the arithmetic mean (such mean, the “Alternative Rate”) of the Mexican Peso / U.S. Dollar exchange rate for the foreign exchange market in Mexico for transactions payable in 48 hours offered at or about such time on such date by (i) Banco Nacional de México, S.A., Institución de Banca Múltiple, (ii) Banco Inbursa, S.A., Institución de Banca Múltiple, Grupo Financiero Inbursa, (iii) Bank of America Global FX, (iv) HSBC México, S.A., Institución de Banca Múltiple, Grupo Financiero HSBC and (v) JPMorgan Chase Bank, N.A. (the “Reference Banks”); provided, however, that if any of the Reference Banks ceases to offer such an exchange rate, that bank shall be replaced by the Company, for the purpose of determining the Alternative Rate, with another leading bank or financial institution. In the event that neither the FIX FX Rate nor the Alternative Rate can be ascertained on a Rate Calculation Date in accordance with the foregoing, the Company shall determine the Settlement Rate (and method of determining the Settlement Rate) in respect of such date in its sole and absolute discretion, taking into consideration all available information that in good faith it deems relevant.
          Section 102          Section References.
          Each reference to a particular Section set forth in this Tenth Supplemental Indenture shall, unless the context otherwise requires, refer to this Tenth Supplemental Indenture.
ARTICLE II
TITLE AND TERMS OF THE SECURITIES
          Section 201          Title of the Securities.
          The title of the Securities of the series established hereby is the “8.49% Senior Notes due 2037.”
          Section 202          Amount and Denominations.
          The aggregate original principal amount of the Notes which may be authenticated and delivered under this Tenth Supplemental Indenture is limited to Ps.4,500,000,000, except for Securities of such series authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the same series pursuant to Section 305, 306, 904 or 1107 of the Original Indenture; provided, however, that the Notes may be reopened, without the consent of the Holders thereof, for issuance of additional Securities of the same series.
          Section 203          Registered Securities.
          The certificates for the Notes shall be Registered Securities in global form and shall be in substantially the forms attached hereto as Exhibit A-1 and Exhibit A-2 (collectively, the “Global Securities,” each a “Global Security”), and shall bear the legends as are inscribed thereon.
          Section 204          Issuance and Pricing.
          The Notes shall be issued under the Indenture and sold by the Company to the Initial Purchasers at a price equal to 99.80% of the principal amount thereof.
          Section 205          Stated Maturity.
          The Stated Maturity of the Notes on which the principal thereof is due and payable shall be May 11, 2037.

          Section 206          Interest.
          The principal of the Notes shall bear interest from the later of May 9, 2007 or from the most recent Interest Payment Date to which interest has been paid or provided for, payable semiannually on May 11 and November 11 of each year, commencing November 11, 2007 to the Persons in whose names the Notes (or one or more Predecessor Securities) are registered at the close of business on the fifteenth calendar day preceding such Interest Payment Date. Interest payable at maturity will be payable to the person to whom principal is payable on that date. Interest on the Notes shall be computed on the actual number of days during the relevant interest period and a 360-day year. If any Interest Payment Date or Maturity would otherwise be a day that is not a Business Day (as defined in the Original Indenture), the related payment of principal, interest, premium and Additional Amounts will be made on the next succeeding Business Day; provided that interest will accrue on the principal of the Notes at the applicable interest rate from the original Interest Payment Date to (but excluding) that next Business Day. Payments postponed to the next Business Day in this situation will be treated as if they were made on the original due date and postponement of this kind will not result in an Event of Default under the Notes, the Indenture or this Tenth Supplemental Indenture.
          Interest on the Notes will accrue at the rate of 8.49% per annum, until the principal thereof is paid or made available for payment.
          Section 207          Registration, Transfer and Exchange.
          The principal of, interest, premium and Additional Amounts on the Notes shall be payable and the Notes may be surrendered or presented for payment, the Notes may be surrendered for registration of transfer or exchange, and notices and demands to or upon the Company in respect of the Notes and the Indenture may be served, at the office or agency of the Company maintained for such purposes in The City of New York, State of New York, and so long as any Notes are listed on the Luxembourg Stock Exchange for trading on the Euro MTF and the rules of the Luxembourg Stock Exchange so require, a Paying Agent and a Transfer Agent with a specified office in Luxembourg, from time to time; provided, however, that at the option of the Company payment of interest on either series may be made by check mailed to the address of the Persons entitled thereto, as such addresses shall appear in the Security Register.
          The Company hereby initially appoints the Trustee at its office in The City of New York as the Registrar, a Paying Agent and a Transfer Agent under the Indenture and the Trustee, by its execution hereof, accepts such appointment; provided, however, that (subject to Section 1002 of the Indenture) the Company may at any time remove the Trustee at its office or agency in The City of New York designated for the foregoing purposes and may from time to time designate one or more other offices or agencies for the foregoing purposes and may from time to time rescind such designations. The Company hereby initially appoints The Bank of New York (Luxembourg) S.A. at its office at Aerogolf Center, 1A Hoehenhof, L-1736 Senningerberg, Luxembourg, to act as a Luxembourg Paying Agent, Transfer Agent and Listing Agent under the Indenture and

           The Bank of New York (Luxembourg) S.A. by its execution hereof, hereby accepts such appointment. The Trustee, the Registrar, each Paying Agent and Transfer Agent shall keep copies of the Indenture available for inspection and copying by holders of the Notes during normal business hours at their respective offices.
          Notwithstanding the foregoing, a Holder of the Peso equivalent of U.S.$10 million or more in aggregate principal amount of certificated Notes on a Regular Record Date shall be entitled to receive interest payments, if any, on any Interest Payment Date, other than an Interest Payment Date that is also the date of Maturity, by wire transfer of immediately available funds if appropriate wire transfer instructions have been received in writing by the Trustee not less than 15 calendar days prior to the applicable Interest Payment Date. Any wire transfer instructions received by the Trustee will remain in effect until revoked by the Holder. Any interest not punctually paid or duly provided for on a certificated note on any interest payment date other than the maturity date will cease to be payable to the Holder of the Note as of the close of business on the related record date and may either be paid (1) to the person in whose name the certificated note is registered at the close of business on a special record date for the payment of the defaulted interest that is fixed by the Company, written notice of which will be given to the holders of the notes not less than 30 calendar days prior to the special record date, or (2) at any time in any other lawful manner.
          Rule 144A Security to Regulation S Security. If a holder of a beneficial interest in the Rule 144A Security deposited with the Depositary wishes at any time to exchange all or a portion of its beneficial interest in such Rule 144A Security, for a beneficial interest in the Regulation S Security, or to transfer all or a portion of its beneficial interest in such Rule 144A Security to a Person who wishes to take delivery thereof in the form of a beneficial interest in such Regulation S Security, such holder may, subject to the rules and procedures of the Depositary and to the requirements set forth below, exchange or cause the exchange or transfer or cause the transfer of such beneficial interest for an equivalent beneficial interest in such Regulation S Security.
          Upon receipt by the Trustee, as transfer agent, at its office in The City of New York of (1) instructions given in accordance with the Depositary’s procedures from an agent member directing the Trustee to credit or cause to be credited a beneficial interest in the Regulation S Security in an amount equal to the beneficial interest in the Rule 144A Security to be exchanged or transferred, (2) a written order given in accordance with the Depositary’s procedures containing information regarding the account to be credited with such increase and (3) a certificate substantially in the form of Exhibit B hereto, in the case of transfers prior to the expiration of the “distribution compliance period” (within the meaning of Rule 903 of Regulation S) (the “Restricted Period”), or Exhibit C, in the case of transfers after the expiration of the “distribution compliance period” given by the holder of such beneficial interest, the Trustee, as transfer agent, shall instruct the Depositary, its nominee, or the custodian for the Depositary, as the case may be, to reduce or reflect on its records a reduction of the Rule 144A Security by the aggregate principal amount of the beneficial interest in such Rule 144A Security to be so exchanged or transferred and the Trustee, as transfer agent, shall instruct the Depositary, its nominee, or the custodian for the Depositary, as the case may be, concurrently with such reduction, to increase or reflect on its records an increase of the principal amount of such Regulation S Security by the aggregate principal amount of the beneficial interest in such Rule 144A Security to be so exchanged or transferred, and to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in such Regulation S Security equal to the reduction in the principal amount of such Rule 144A Security.
          Regulation S Security to Rule 144A Security. If a holder of a beneficial interest in the Regulation S Security which is deposited with the Depositary wishes at any time to exchange its interest for a beneficial interest in the Rule 144A Security, or to transfer its beneficial interest in the Rule 144A Security, or to transfer its beneficial interest in such Regulation S Security to a person who wishes to take delivery thereof in the form of a beneficial interest in such Rule 144A Security, such holder may, subject to the rules and procedures of Euroclear or Clearstream Banking or the Depositary, as the case may be, and to the requirements set forth in the following sentence, exchange or cause the exchange or transfer or cause the transfer of such interest for an equivalent beneficial interest in such Rule 144A Security.
          Upon receipt by the Trustee, as transfer agent, at its offices in The City of New York of (1) instructions from Euroclear or Clearstream Banking or the Depositary, as the case may be, directing the Trustee, as transfer agent, to credit or cause to be credited a beneficial interest in the Rule 144A Security in an amount equal to the beneficial interest in the Regulation S Security to be exchanged or transferred, such instructions to contain information regarding the agent member’s account with the Depositary to be credited with such increase, and (2) with respect to an exchange or transfer of a beneficial interest in the Regulation S Security for a beneficial interest in the Rule 144A Security, a certificate substantially in the form of Exhibit D hereto given by the holder of such beneficial interest, the Trustee, as transfer agent, shall instruct the Depositary, its nominee, or the custodian for the Depositary, as the case may be, to reduce or reflect on its records a reduction of the Regulation S Security, as the case may be, by the aggregate principal amount of the beneficial interest in such Regulation S Security to be exchanged or transferred, and the Trustee, as transfer agent, shall instruct the Depositary, its nominee, or the custodian for the Depositary, as the case may be, concurrently with such reduction, to increase or reflect on its records an increase of the principal amount of such Rule 144A Security by the aggregate principal amount of the beneficial interest in such Regulation S Security, as the case may be, to be so exchanged or transferred, and to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in such Rule 144A Security equal to the reduction in the principal amount of such Regulation S Security, as the case may be.
          Section 208          Redemption of the Securities.
          The Notes are redeemable by the Company pursuant to Sections 1008 and 1009 of the Original Indenture in accordance with Article Eleven thereof.

          Section 209          Denominations.
          Interests in the Rule 144A Security shall be in minimum denominations of Ps.1,000,000 and integral multiples of Ps.100,000 in excess thereof and interests in the Regulation S Security shall be in minimum denominations of Ps.1,000,000 and integral multiples of Ps.100,000 in excess thereof.
          Section 210          Payment Currency.
          While the Notes are denominated in Mexican Pesos, payments of principal, interest, Additional Amounts and any other amounts due in respect of the Notes will be made in Dollars, except as provided below, in amounts determined by translating the Mexican Peso amounts into Dollars at the Settlement Rate on the applicable Rate Calculation Date.
          A Holder of the Notes may elect to receive payment of principal, interest, Additional Amounts and any other amounts due in respect of the Notes in Mexican Pesos. A Holder who wishes to elect to receive a particular payment in Mexican Pesos must notify the principal paying agent no later than the eighth day preceding the applicable payment date (but not earlier than the applicable record date). Holders who wish to receive payments in Mexican Pesos must deliver a separate notice of any such election with respect to each payment date. Holders who own beneficial interests in a Global Security through accounts with Clearstream Banking or Euroclear must arrange to have such notice given on their behalf.
          Section 211          Applicability of Certain Indenture Provisions.
          All Sections of the Original Indenture shall apply to the Notes, except for Articles Twelve and Thirteen.
          Section 212          Security Registrar and Paying Agent.
          The Trustee shall be Security Registrar and the initial Paying Agent and initial Transfer Agent for the Notes (subject to the Company’s right (subject to Section 1002 of the Indenture) to remove the Trustee as such Paying Agent and or Transfer Agent with respect to each series and or, from time to time, to designate one or more co-registrars and one or more other Paying Agents and Transfer Agents and to rescind from time to time any such designations), and The City of New York is designated as a Place of Payment for the Notes. The Company shall maintain a Paying Agent and Transfer Agent in Luxembourg for so long as any Notes are listed on the Luxembourg Stock Exchange for trading on the Euro MTF.
          Section 213          Global Securities.
     (a) Form of Securities. The Notes may be issued in whole or in part in the form of one or more Global Securities in fully registered form. No Notes will be issued in bearer form. The initial Depositary for the Global Securities shall be The Bank of New York Depositary (Nominees) Limited as Common Depositary

for Euroclear and Clearstream, and the depositary arrangements shall be those employed by whoever shall be the Depositary with respect to the Notes from time to time.
     (b) Rule 144A Securities. Notes initially offered and sold in reliance on Rule 144A to QIBs shall be issued in the form of permanent Global Securities in definitive, fully registered form, without interest coupons, substantially in the form of Exhibit A-1 (the “Rule 144A Security”). The Rule 144A Security shall be deposited on behalf of the purchasers of the Notes represented thereby with the custodian for the Depositary, and registered in the name of a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as provided in the Original Indenture. The aggregate principal amount of the Rule 144A Security may from time to time be increased or decreased by adjustments made on the records of the custodian for the Depositary or its nominee, as the case may be.
     (c) Regulation S Securities. Notes offered and sold in reliance on Regulation S shall be issued in the form of Global Securities in definitive, fully registered form, without interest coupons, substantially in the form of Exhibit A-2 (the “Regulation S Security”). The Regulation S Security shall be deposited on behalf of the purchasers of the Notes represented thereby with the custodian for the Depositary, and registered in the name of a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as provided herein, for credit to their respective accounts (or to such other accounts as they may direct) at Euroclear or Clearstream Banking. During the Restricted Period, interests in a Regulation S Security may be exchanged for interests in the Rule 144A Security. The aggregate principal amount of the Regulation S Security may from time to time be increased or decreased by adjustments made on the records of the custodian for the Depositary or the Depositary or its nominee, as the case may be, as provided herein.
          Each Global Security authenticated under this Indenture shall be registered in the name of the Depositary or a nominee thereof and delivered to such Depositary or a nominee thereof or custodian therefore, and each such Global Security shall constitute a single Security for all purposes of this Indenture.
          Notwithstanding any other provision in this Indenture or the Securities, no Global Security may be exchanged, in whole or in part for certificated Notes, and no transfer of a Global Security in whole or in part may be registered, in the name of any Person, other than the Depositary or a nominee thereof unless (A) the Depositary has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security and a successor Depositary has not been appointed within 90 days, or (B) the Depositary has ceased to be a clearing agency registered under the Exchange Act, or (C) the Company in its sole discretion determines that the Global Securities (in whole not in part) should be exchanged for certificated Notes and delivers a written notice to such effect to the Trustee or (D) there shall have occurred and be continuing an Event of

           Default with respect to such Global Security. If any of these events occur, the Trustee will reissue the Global Securities in fully certificated registered form to holders of beneficial interests in the Global Securities and will recognize the registered holders of the certificated Notes as Holders under the Indenture.
          Each time that the Company transfers or exchanges a new Note in certificated form for another Note in certificated form, and after the Transfer Agent receives a completed assignment form, the Company will make available for delivery the new definitive Note at, as the case may be, the offices of the Transfer Agent in New York City or at the main office of the Transfer Agent in Luxembourg. Alternatively, at the option of the person requesting the transfer or exchange, the Company will mail, at that person’s risk, the new definitive Note to the address of the person that is specified in the assignment form. In addition, if the Company issues Notes in certificated form, then it will make payments of, interest on and any other amounts payable under the Notes to Holders in whose names Notes in certificated form, are registered at the close of business on the record date for these payments. If the Notes are issued in certificated form, the Company will make payments of principal and any redemption payments against the surrender of these certificated Notes at the offices of the Paying Agent in New York City or, as long as the Notes are listed on the Luxembourg Stock Exchange for trading on the Euro MTF, at the main office of the Paying Agent in Luxembourg.
          If the Company issues the Notes in certificated registered form, so long as the notes are listed on the Luxembourg Stock Exchange for trading on the Euro MTF, the Company will maintain a paying agent and a transfer agent in Luxembourg. The Company will also publish a notice in Luxembourg in a leading newspaper having general circulation in Luxembourg (which is expected to be d’Wort). The Company will also publish a notice in Luxembourg in a leading newspaper having general circulation in Luxembourg if any change is made in the Paying Agent or the Transfer Agent in Luxembourg.
          Upon any exchange, the certificated Notes shall be issued in definitive, fully-registered form, without interest coupons, shall have an aggregate principal amount equal to that of such Global Security or portion thereof to be so exchanged, shall be registered in such names and be in such denominations as the Depositary shall designate and shall bear any legends required hereunder. Any Global Security to be exchanged in whole shall be surrendered by the Depositary to the Trustee, as Security Registrar. With regard to any Global Security to be exchanged in part, either such Global Security shall be so surrendered for exchange or, if the Trustee is acting as custodian for the Depositary or its nominee with respect to such Global Security, the principal thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of any appropriate adjustment made on the records of the Trustee. Upon any such surrender or adjustment, the Trustee shall authenticate and deliver the Security issuable on such exchange to or upon the order of the Depositary or an authorized representative thereof.
          The provisions of the “Operating Procedures of the Euroclear System” and the “Terms and Conditions Governing Use of Euroclear” and the “Management

           Regulations” and “Instructions to Participants” of Clearstream Banking, respectively, shall be applicable to any Global Security insofar as interests in such Global Security are held by the agent members of Euroclear or Clearstream Banking. Account holders or participants in Euroclear and Clearstream Banking shall have no rights under the Indenture with respect to such Global Security, and the Depositary or its nominee may be treated by the Company, the Trustee, and any agent of the Company or the Trustee as the owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee, or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair the operation of customary practices governing the exercise of the rights of a holder of any Security.
          Section 214          [INTENTIONALLY OMITTED]
          Section 215          Sinking Fund.
          The Notes shall not be subject to any sinking fund or similar provision and shall not be redeemable at the option of the holder thereof.
          Section 216          Conversion; Exchange.
          The Notes shall not be convertible into Common Stock. The Company and the Initial Purchasers, have entered into a Registration Rights Agreement dated the date hereof in the form of Exhibit F hereto, relating to the Notes.
          Section 217          Amendments.
          This Supplemental Indenture may be amended by the Company without the consent of any holder of the Notes in order for the restrictions on transfer contained herein to be in compliance with applicable law or the Applicable Procedures.
          Section 218          Applicable Procedures.
          Notwithstanding anything else herein, the Company shall not be required to permit a transfer to a Global Note that is not permitted by the Applicable Procedures.
          Section 219          Paying and Transfer Agent.
          The Bank of New York (Luxembourg) S.A. agrees that the provisions of Section 1003 of the Original Indenture shall be binding on it as Paying Agent and Transfer Agent.
          Section 220          ISIN Numbers.
          Section 311 of the Original Indenture is hereby amended and restated with respect to the Notes (but not with respect to any other series of Securities) as follows:

“The Company in issuing the Notes may use ‘ISIN’ numbers (if then generally in use), and, if so, the Trustee shall use ‘ISIN’ numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee in writing of any change in the ‘ISIN’ numbers. The Company may also use a ‘Common Code’ number.”
          Section 221          Calculation Agent.
          (a) As long as any Notes are outstanding, the Company shall maintain a calculation agent for calculating the Settlement Rate in respect of the Notes (a “Calculation Agent”). The Calculation Agent shall determine the Settlement Rate applicable to the Notes in accordance with Section 210 hereof and the Dollars to be paid per Ps.1,000,000 principal amount of Notes.
          The Calculation Agent shall notify, in writing to the Company, the Trustee and any Paying Agent of each Settlement Rate and the Dollar amounts to be paid per Ps.1,000,000 principal amount of Notes as soon as reasonably practicable after determination thereof (and in no case later than one Business Day prior to the applicable Interest Payment Date, Redemption Date, Stated Maturity or other Maturity). In addition, the Calculation Agent shall provide, promptly after determination thereof (and in no case later than one Business Day prior to the applicable Interest Payment Date, Redemption Date, Stated Maturity or other Maturity), the Settlement Rate and the Dollar amounts to be paid per Ps.1,000,000 principal amount of Notes in the same manner as for giving notice to Holders of the Notes pursuant to Section 106 of the Original Indenture and, for so long as any Notes are listed on the Euro MTF and its rules so require, in a newspaper with general circulation in Luxembourg in accordance with the rules and regulations of the Euro MTF.
          The determinations of the Calculation Agent shall, in the absence of manifest error, be conclusive and final for all purposes and binding on the Company, the Trustee, the Depositary and on the Holders of the Notes.
          (b) The Company hereby appoints The Bank of New York as the initial Calculation Agent with respect to the Notes, and The Bank of New York hereby accepts such appointment in such capacity and its obligations as set forth in this Tenth Supplemental Indenture upon the terms and conditions set forth in this Tenth Supplemental Indenture.
          (c) The Company hereby agrees to pay the Calculation Agent its reasonable fees and expenses as agreed upon separately in writing.

          (d) The Calculation Agent accepts its obligations set forth herein upon the terms and conditions hereof, including the following terms and conditions (to all of which the Company agrees);
     (i) in acting under this Tenth Supplemental Indenture and in connection with the Notes, the Calculation Agent, acting as agent for the Company, does not assume any obligation toward, or any relationship of agency or trust or fiduciary for or with, any of the Holders of the Notes;
     (ii) unless herein otherwise specifically provided, any order, certificate, notice, request or communication from the Company made or given in writing under any provision of this Tenth Supplemental Indenture shall be sufficient if signed by any person whom the Calculation Agent reasonably believes to be a duly authorized officer or attorney-in-fact of the Company;
     (iii) the Calculation Agent shall be obligated to perform only such duties as are set forth specifically herein, in the Notes or in this Tenth Supplemental Indenture and any duties necessarily incidental thereto;
     (iv) the Calculation Agent shall be protected and shall incur no liability for or in respect of any action taken or omitted to be taken or anything suffered by it in reliance upon any provision contained in the Notes, this Tenth Supplemental Indenture or any information supplied to it by an officer of the Company;
     (v) the Calculation Agent shall incur no liability hereunder except for loss sustained by reason of its or its employees’ or agents’ gross negligence, willful misconduct or bad faith;
     (vi) the Calculation Agent shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers;
     (vii) the Calculation Agent may consult with counsel of its own choice and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and reliance thereon;
     (viii) the Calculation Agent makes no representations as to the validity or sufficiency of this Tenth Supplemental Indenture; and
     (ix) the Calculation Agent shall in no event be liable for special, indirect or consequential loss or damage of any kind whatsoever (including, without limitation, lost profits), even if the Calculation Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.
          (e) The Company shall have the right to remove the Calculation Agent from such capacity at its discretion. The Company shall appoint a bank, trust company, investment banking firm or other financial institution to act as the successor Calculation Agent to The Bank of New York or any of its successors in that capacity in the event that:
     (i) any acting Calculation Agent is unable or unwilling to act;
     (ii) any acting Calculation Agent fails to comply with its obligations under this Tenth Supplemental Indenture; or
     (iii) the Company proposes to remove the Calculation Agent.
          (f) The Company agrees to indemnify the Calculation Agent to the same extent as the Trustee under Section 607 of the Original Indenture.
ARTICLE III
MISCELLANEOUS PROVISIONS
          The Trustee makes no undertaking or representations in respect of, and shall not be responsible in any manner whatsoever for and in respect of, the validity or sufficiency of this Tenth Supplemental Indenture or the proper authorization or the due execution hereof by the Company or for or in respect of the recitals and statements contained herein, all of which recitals and statements are made solely by the Company.
          Except as expressly amended hereby, the Original Indenture shall continue in full force and effect in accordance with the provisions thereof and the Original Indenture is in all respects hereby ratified and confirmed.
          This Tenth Supplemental Indenture and all its provisions shall be deemed a part of the Original Indenture in the manner and to the extent herein and therein provided. This Tenth Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflicts of laws principles thereof other than Section 5-1401 of the New York General Obligations Law.
          This Tenth Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this Tenth Supplemental Indenture to be duly executed as of the day and year first above written.

GRUPO TELEVISA, S.A.B., as Issuer
By:
	Name:	Alfonso de Angoitia Noriega
	Title:	Executive Vice President

By:
	Name:	Salvi Folch Viadero
	Title:	Chief Financial Officer

THE BANK OF NEW YORK, As Trustee, Registrar, Paying Agent and Transfer Agent
BY
Name:
Title:

2

THE BANK OF NEW YORK (LUXEMBOURG) S.A. as Luxembourg Paying Agent, Transfer Agent and Listing Agent
BY
Name:
Title:

3

Exhibit A-1
RULE 144A NOTE
THIS NOTE IS A RULE 144A SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE COMMON DEPOSITARY, THE BANK OF NEW YORK (THE “DEPOSITARY”), OR A NOMINEE THEREOF, FOR CLEARSTREAM BANKING, SOCIÉTÉ ANONYME AND EUROCLEAR BANK S.A./N.V. , WHICH MAY BE TREATED BY GRUPO TELEVISA, S.A.B., THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS GLOBAL NOTE FOR ALL PURPOSES. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS GLOBAL NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY, OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.
THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE OR OTHER SECURITIES LAWS. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN “OFFSHORE TRANSACTION” PURSUANT TO RULE 903 OR 904 OF REGULATION S, (2) AGREES THAT IT WILL NOT SELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A)(i) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT ACQUIRING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION COMPLYING WITH RULE 144A, (ii) IN AN OFFSHORE TRANSACTION COMPLYING WITH THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, OR (iii) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS, AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS NOTE IS

A-1-1

TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE RESPECTIVE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.
THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF AGREES TO BE BOUND BY THE PROVISIONS OF THE REGISTRATION RIGHTS AGREEMENT RELATING TO ALL THE SECURITIES.

A-1-2

No. 1	Ps. [ ]
ISIN No. [ ]
Common Code [ ]
Grupo Televisa, S.A.B.
8.49% Senior Note due 2037
Rule 144A Note
     Grupo Televisa, S.A.B., a publicly traded limited liability stock corporation (sociedad anónima bursátil), organized under the laws of the United Mexican States (hereinafter called the “Company,” which term includes any successor corporation under the Indenture referred to below), for value received, hereby promises to pay to The Bank of New York Depositary (Nominees) Limited, or registered assigns, the principal sum of [ ] Mexican Pesos (Ps. [ ]) (or such lesser amount as shall be the outstanding principal amount of this Rule 144A Note shown in Schedule A hereto) on May 11, 2037, and to pay interest thereon from May 9, 2007, or from the most recent date to which interest has been paid or provided for, semiannually on May 11 and November 11, in each year (each, an “Interest Payment Date”), commencing November 11, 2007, at the rate of 8.49% per annum, until the principal hereof is paid or made available for payment. Interest on this Note shall be calculated on the actual number of days during the relevant interest period and a 360-day year. If any payment is due on the Note on a day that is not a Business Day, the related payment of principal, interest, premium and Additional Amounts will be made on the next succeeding Business Day; provided that interest will accrue on the principal of the Notes at the applicable interest rate from the original Interest Payment Date to (but excluding) that next Business Day or Interest Payment Date. The interest so payable and paid or provided for on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, which shall be the fifteenth calendar day (whether or not a Business Day) preceding such Interest Payment Date. Any such interest which is payable, but is not paid or provided for, on any Interest Payment Date shall forthwith cease to be payable to the registered Holder hereof on the relevant Regular Record Date by virtue of having been such Holder, and may be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Company, notice whereof shall be given to the Holders of Notes of this Series not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in such Indenture.
     Payment of principal, interest, Additional Amounts and any other amounts due on this Note will be made at the office or agency of the Company maintained for that purpose in The Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of

A-1-3

public and private debts or, subject to certain conditions as set forth in the reverse hereof, Mexican Pesos; provided, however, that, at the option of the Company, interest may be paid by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register; provided, further, that payment to the Depositary may be made by wire transfer to the account designated by the Depositary in writing.
     This Note is a global Rule 144A Security issued on the date hereof which represents Ps. [ ] of the principal amount of the Company’s 8.49% Senior Notes due 2037, initially offered and sold to qualified institutional buyers, as defined in Rule 144A under the Securities Act. This Note is one of a duly authorized issue of securities of the Company (herein called the “Notes”) issued and to be issued in one series under an Indenture dated as of August 8, 2000, as supplemented by the First Supplemental Indenture dated as of August 8, 2000, the Second Supplemental Indenture dated as of January 19, 2001, the Third Supplemental Indenture dated as of September 13, 2001, the Fourth Supplemental Indenture dated as of March 11, 2002, the Fifth Supplemental Indenture dated as of March 8, 2002, and the Sixth Supplemental Indenture dated as of July 31, 2002, the Seventh Supplemental Indenture dated as of March 18, 2005, the Eighth Supplemental Indenture dated as of May 26, 2005, the Ninth Supplemental Indenture dated as of September 6, 2005 (herein called, together with the Tenth Supplemental Indenture referred to below and all other indentures supplemental thereto, the “Indenture”) between the Company and The Bank of New York, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes, and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the series designated on the face hereof, initially limited (subject to exceptions provided in the Indenture) to the aggregate principal amount specified in the Tenth Supplemental Indenture between the Company, The Bank of New York, as Trustee, Registrar, Paying Agent, Transfer Agent, and Calculation Agent and The Bank of New York (Luxembourg) S.A., as Luxembourg Paying Agent, Transfer Agent and Listing Agent, dated as of May 9, 2007, establishing the terms of the Notes pursuant to the Indenture (the “Tenth Supplemental Indenture”).
     If an Event of Default with respect to the Notes shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.
     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes of each series issued under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time Outstanding of each series affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Notes of any series at the time Outstanding, on behalf of the Holders of all Notes of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the

A-1-4

Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Notes issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note or such Notes.
     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note, at the times, place and rate, and in the coin or currency, herein and in the Indenture prescribed.
     As provided in the Indenture and subject to certain limitations set forth therein and in this Note, the transfer of this Note may be registered on the Security Register upon surrender of this Note for registration of transfer at the office or agency of the Company maintained for the purpose in any place where the principal of and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or by his attorney duly authorized in writing, and thereupon one or more new Notes of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.
     The Notes are issuable in book-entry fully registered form without coupons in minimum denominations of Ps.1,000,000, and integral multiples of Ps.100,000 as specified in the Tenth Supplemental Indenture establishing the terms of the Notes and as more fully provided in the Original Indenture. As provided in the Original Indenture, and subject to certain limitations set forth in the Original Indenture and in this Note, the Notes are exchangeable for a like aggregate principal amount of Notes of this Series in different authorized denominations, as requested by the Holders surrendering the same.
     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith, other than in certain cases provided in the Indenture.
     Interests in this Note are exchangeable or transferable in whole or in part for interests in the Regulation S Note, of the same series, only if such exchange or transfer complies with the terms for transfer contained in the Indenture.
     Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.
     The Indenture contains provisions whereby (i) the Company may be discharged from its obligations with respect to the Notes (subject to certain exceptions) or (ii) the Company may be released from its obligation under specified covenants and agreements

A-1-5

in the Indenture, in each case if the Company irrevocably deposits with the Trustee, as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders, of (i) an amount in Dollars or in Mexican Pesos, in which such senior debt securities, together with all interest appertaining thereto, are then specified as payable at their stated maturity, or (ii) an amount of Government Obligations applicable to such senior debt securities and the interest appertaining thereto (determined on the basis of the currency in which such senior debt securities and interest appertaining thereto are then specified as payable at their stated maturity), which through the scheduled payment of principal and interest in accordance with their terms will provide money, or (iii) a combination thereof in an amount, in any case, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge the entire indebtedness on all Notes of this series, and satisfies certain other conditions, all as more fully provided in the Indenture.
     This Note shall be governed by and construed in accordance with the laws of the State of New York without giving effect to any provisions relating to conflicts of laws other than Section 5-1401 of the New York General Obligations Law.
     All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.
     Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee under the Indenture by the manual signature of one of its authorized signatories, this Note shall not be entitled to any benefits under the Indenture or be valid or obligatory for any purpose.

A-1-6

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Attest:
	Name:	Ricardo Maldonado Yañez
	Title:	Secretary of the Board of Directors of Grupo Televisa S.A.B.

GRUPO TELEVISA, S.A.B.
By:
	Name:	Joaquín Balcárcel Santa Cruz
	Title:	Executive Vice President

By:
	Name:	Salvi Folch Viadero
	Title:	Chief Financial Officer

TRUSTEE’S CERTIFICATE OF AUTHENTICATION
     This is one of the Notes of the series designated therein referred to in the within-mentioned Indenture.

Dated: May 9, 2007	The Bank of New York, as Trustee
By:

A-1-7

FORM OF REVERSE OF RULE 144A NOTE
     This Note is one of a duly authorized issue of Notes of the Company designated as its 8.49% Senior Notes due 2037 (hereinafter called the “Notes”), limited in aggregate principal amount to Ps.4,500,000,000, issued and to be issued under a Tenth Supplemental Indenture, dated as of May 9, 2007 (hereinafter called the “Tenth Supplemental Indenture”), among the Company, The Bank of New York, as Trustee, Registrar, Paying Agent, Transfer Agent, and Calculation Agent, and The Bank of New York (Luxembourg) S.A., as Luxembourg Paying Agent, Transfer Agent and Listing Agent.
     Payment of principal, interest, additional amounts and any other amounts due in respect of the Notes will be made, except as provided below, in Dollars, in amounts determined by translating the Mexican Peso amounts into Dollars at the Settlement Rate on the applicable Rate Calculation Date.
     For the purposes of translating Mexican Peso amounts into Dollars:
     “Settlement Rate” shall mean the Mexican Peso / U.S. Dollar exchange rate, or the “FIX FX Rate,” reported by the Banco de México (Bank of Mexico, or “Central Bank”) as the average of quotes in the wholesale foreign exchange market in Mexico for transactions payable in 48 hours on its website (which, at the date hereof, is located at http://www.banxico.gob.mx) on the applicable Rate Calculation Date. In the event that the FIX FX Rate is not so available by 3:00 p.m. (Mexico City time) on any Rate Calculation Date, then the Settlement Rate for such Rate Calculation Date shall be determined by taking the arithmetic mean (such mean, the “Alternative Rate”) of the Mexican Peso / U.S. Dollar exchange rate for the foreign exchange market in Mexico for transactions payable in 48 hours offered at or about such time on such date by (i) Banco Nacional de México, S.A., Institución de Banca Múltiple, (ii) Banco Inbursa, S.A., Institución de Banca Múltiple, Grupo Financiero Inbursa, (iii) Bank of America Global FX, (iv) HSBC México, S.A., Institución de Banca Múltiple, Grupo Financiero HSBC and (v) JPMorgan Chase Bank, N.A. (the “Reference Banks”); provided, however, that if any of the Reference Banks ceases to offer such an exchange rate, that bank shall be replaced by the Company, for the purpose of determining the Alternative Rate, with another leading bank or financial institution. In the event that neither the FIX FX Rate nor the Alternative Rate can be ascertained on a Rate Calculation Date in accordance with the foregoing, the Company shall determine the Settlement Rate (and method of determining the Settlement Rate) in respect of such date in its sole and absolute discretion, taking into consideration all available information that in good faith it deems relevant.
     “Rate Calculation Date” shall mean the second Mexican FX Day immediately preceding an interest payment date, maturity date or redemption date, as applicable. Notwithstanding the preceding sentence, if the Rate Calculation Date is not a business day, then the Rate Calculation Date shall be the immediately preceding Mexican FX day (i.e., prior to such second Mexican FX Day) that is a business day. For purposes of such calculation, “business day” shall mean each Monday, Tuesday, Wednesday, Thursday

A-1-8

and Friday that is (i) not a day on which banking institutions in New York City or Mexico City generally are authorized or obligated by law, regulation or executive order to close and (ii) a day on which banks and financial institutions in Mexico are open for business with the general public (it being understood that payments will be made on the Notes only on days other than a Saturday, Sunday or other day on which banking institutions in London are authorized or obligated by law, regulation or executive order to close).
     “Mexican FX Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday that is (i) not a day on which banking institutions or foreign exchange markets in Mexico City generally are authorized or obligated by law, regulation or executive order to close and (ii) a day on which banking institutions and foreign exchange markets in Mexico City are open for business with the general public.
     A Holder of the Notes may elect to receive payment of principal, interest, additional amounts and any other amounts due in respect of the notes in Mexican Pesos. A Holder who wishes to elect to receive a particular payment in Mexican Pesos must notify the principal paying agent no later than the eighth day preceding the applicable payment date (but not earlier than the applicable record date). Holders who wish to receive payments in Mexican Pesos must deliver a separate notice of any such election with respect to each payment date. Holders who own beneficial interests in the Global Note through accounts with Clearstream Banking or Euroclear must arrange to have such notice given on their behalf.
     Additional Amounts. All payments of amounts due in respect of the Notes by the Company will be made without withholding or reduction for or on account of any present or future taxes or duties of whatever nature imposed or levied by or on behalf of Mexico any political subdivision thereof or any agency or authority in or of Mexico (“Taxes”) unless the withholding or deduction of such Taxes is required by law or by the interpretation or administration thereof. In that event, the Company will pay such additional amounts (“Additional Amounts”) as may be necessary in order that the net amounts receivable by the Holders after such withholding or deduction shall equal the respective amounts which would have been receivable in respect of the Notes, in the absence of such withholding or deduction, which Additional Amounts shall be due and payable when the amount to which such Additional Amounts relate are due and payable; except that no such Additional Amounts shall be payable with respect to:
     (i) any Taxes which are imposed on, or deducted or withheld from, payments made to the Holder or beneficial owner of the Notes by reason of the existence of any present or former connection between the Holder or beneficial owner of the Notes (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such Holder or beneficial owner, if such Holder or beneficial owner is an estate, trust, corporation or partnership) and Mexico (or any political subdivision or territory or possession thereof or area subject to its jurisdiction) (including, without limitation, such Holder or beneficial owner (or such fiduciary, settlor, beneficiary, member, shareholder or possessor) (x) being or having been a citizen or resident thereof, (y) maintaining or having

A-1-9

maintained an office, permanent establishment, fixed base or branch therein, or (z) being or having been present or engaged in trade or business therein) other than the mere holding of such Notes or the receipt of amounts due in respect thereof;
     (ii) any estate, inheritance, gift, sales, stamp, transfer or personal property Tax;
     (iii) any Taxes that are imposed on, or withheld or deducted from, payments made to the Holder or beneficial owner of the Notes to the extent such Taxes would not have been so imposed, deducted or withheld but for the failure by such Holder or beneficial owner of such Notes to comply with any certification, identification, information, documentation or other reporting requirement concerning the nationality, residence, identity or connection with Mexico (or any political subdivision or territory or possession thereof or area subject to its jurisdiction) of the Holder or beneficial owner of such Notes if (x) such compliance is required or imposed by a statute, treaty, regulation, rule, ruling or administrative practice in order to make any claim for exemption from, or reduction in the rate of, the imposition, withholding or deduction of any Taxes, and (y) at least 60 days prior to the first payment date with respect to which the Company shall apply this clause (iii), the Company shall have notified all the Holders of Notes, in writing, that such Holders or beneficial owners of the Notes will be required to provide such information or documentation;
     (iv) any Taxes imposed on, or withheld or deducted from, payments made to a Holder or beneficial owner of the Notes at a rate in excess of the 4.9% rate of Tax in effect on the date hereof and uniformly applicable in respect of payments made by the Company to all Holders or beneficial owners eligible for the benefits of a treaty for the avoidance of double taxation to which Mexico is a party without regard to the particular circumstances of such Holders or beneficial owners (provided that, upon any subsequent increase in the rate of Tax that would be applicable to payments to all such Holders or beneficial owners without regard to their particular circumstances, such increased rate shall be substituted for the 4.9% rate for purposes of this clause (iv)), but only to the extent that (x) such Holder or beneficial owner has failed to provide on a timely basis, at the reasonable request of the Company (subject to the conditions set forth below), information, documentation or other evidence concerning whether such Holder or beneficial owner is eligible for benefits under a treaty for the avoidance of double taxation to which Mexico is a party if necessary to determine the appropriate rate of deduction or withholding of Taxes under such treaty or under any statute, regulation, rule, ruling or administrative practice, and (y) at least 60 days prior to the first payment date with respect to which the Company shall make such reasonable request, the Company shall have notified the Holders of the Notes, in writing, that such Holders or beneficial owners of the Notes will be required to provide such information, documentation or other evidence;

A-1-10

     (v) to or on behalf of a Holder of the Notes in respect of Taxes that would not have been imposed but for the presentation by such Holder for payment on a date more than 15 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for and notice thereof given to Holders, whichever occurs later, except to the extent that the Holder of such Notes would have been entitled to Additional Amounts in respect of such Taxes on presenting such Notes for payment on any date during such 15-day period; or
     (vi) any combination of (i), (ii), (iii), (iv) or (v) above (the Taxes described in clauses (i) through (vi), for which no Additional Amounts are payable, are hereinafter referred to as “Excluded Taxes”).
     Notwithstanding the foregoing, the limitations on the Company’s obligation to pay Additional Amounts set forth in clauses (iii) and (iv) above shall not apply if (a) the provision of information, documentation or other evidence described in such clauses (iii) and (iv) would be materially more onerous, in form, in procedure or in the substance of information disclosed, to a Holder or beneficial owner of a Note (taking into account any relevant differences between U.S. and Mexican law, rules, regulations or administrative practice) than comparable information or other reporting requirements imposed under U.S. tax law, regulations and administrative practice (such as IRS Forms W-8BEN and W-9) or (b) Rule 3.23.8 issued by the Secretaría de Hacienda y Crédito Público (Ministry of Finance and Public Credit), or a substantially similar successor of such rule is in effect, unless the provision of the information, documentation or other evidence described in clauses (iii) and (iv) is expressly required by statute, regulation, rule, ruling or administrative practice in order to apply Rule 3.23.8 (or a substantially similar successor of such rule), the Company cannot obtain such information, documentation or other evidence on its own through reasonable diligence and the Company otherwise would meet the requirements for application of Rule 3.23.8 (or such other successor of such rule). In addition, such clauses (iii) and (iv) shall not be construed to require that a non-Mexican pension or retirement find or a non-Mexican financial institution or any other Holder register with the Ministry of Finance and Public Credit for the purpose of establishing eligibility for an exemption from or reduction of Mexican withholding tax or to require that a Holder or beneficial owner certify or provide information concerning whether it is or is not a tax-exempt pension or retirement fund.
     At least 30 days prior to each date on which any payment under or with respect to the Notes is due and payable, if the Company will be obligated to pay Additional Amounts with respect to such payment (other than Additional Amounts payable on the date of the Indenture or Supplemental Indenture relating to such Notes), the Company will deliver to the relevant Trustee an Officers’ Certificate stating the fact that such Additional Amounts will be payable and the amounts so payable and will set forth such other information necessary to enable the relevant Trustee to pay such Additional Amounts to Holders on the payment date. Whenever either in the Indenture or such Supplemental Indenture there is mentioned, in any context, the payment of principal (and premium, if any), interest or any other amount payable under or with respect to any Notes, such mention shall be deemed to include mention of the payment of Additional

A-1-11

Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.
     Optional Redemption. The Company may redeem any of the Notes (the “Optional Redemption”) in whole or in part, at any time or from time to time prior to their maturity, upon not less than 30 days’ nor more than 60 days’ prior notice of the date for such redemption (the “Redemption Date”) mailed by first-class mail to each Holder’s registered address, at a redemption price equal to the greater of (1) 100% of the principal amount of such Notes redeemed and (2) the sum of the present values of each remaining scheduled payment of principal and interest thereon (exclusive of interest accrued to the Redemption Date) discounted to the Redemption Date on a semiannual basis (calculated on the basis of the actual number of days in each such remaining interest period and a 360-day year) at the M Bono Rate (the “Make-Whole Amount”), plus in each case accrued and unpaid interest on the principal amount of the Notes to the Redemption Date.
     “M Bono Rate” means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity or interpolated maturity (on a day count basis) of the Comparable M Bono Issue, assuming a price for the Comparable M Bono Issue (expressed as a percentage of its principal amount) equal to the Comparable M Bono Price for such redemption date.
     “Comparable M Bono Issue” means the Mexican Bonos de Desarrollo del Gobierno Federal con Tasa de Interés Fija security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the notes to be redeemed that would be utilized, at the time of the selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of the notes.
     “Independent Investment Banker” means one of the Reference M Bono Dealers appointed by the Company.
     “Comparable M Bono Price” means, with respect to any redemption date (1) the average of the Reference M Bono Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference M Bono Dealer Quotation or (2) if the Company obtains fewer than four such Reference M Bono Dealer Quotations, the average of all such quotations.
     “Reference M Bono Dealer” means (i) Casa de Bolsa Santander S.A., (ii) ING (México) S.A. de C.V. Casa de Bolsa, (iii) BBVA Bancomer S.A., (iv) Banco Nacional de México, S.A., Institución de Banca Múltiple, Grupo Financiero Banamex and (v) HSBC México, S.A., Institución de Banca Múltiple, Grupo Financiero HSBC, or their affiliates that are primary Mexican government securities dealers; provided, however, that if any of the foregoing shall cease to be a primary Mexican government securities dealer in Mexico City (a “Primary M Bono Dealer”), the Company will substitute therefor another Primary M Bono Dealer.

A-1-12

     “Reference M Bono Dealer Quotation” means, with respect to each Reference M Bono Dealer and any redemption date, the average, as determined by the Company, of the bid and asked prices for the Comparable M Bono Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company by such Reference M Bono Dealer at 2:30 pm Mexico City time on the third business day preceding such redemption date.
     On and after the Redemption Date, interest will cease to accrue on the Notes or any portion of the Notes called for redemption (unless the Company defaults in the payment of the redemption price and accrued interest). On or before the Redemption Date, the Company will deposit with the Trustee money sufficient to pay the Make-Whole Amount and (unless the redemption date shall be an interest payment date) accrued interest to the redemption date on the Notes to be redeemed on such date. If less than all of the Notes are to be redeemed, the notes to be redeemed shall be selected by the Trustee by such method as the Trustee shall deem appropriate.
     The election of the Company to redeem the Notes shall be evidenced by a certificate (a “Make-Whole Redemption Certificate”) of an officer of the Company, which certificate shall be delivered to the Trustee. The Company shall, not less than 45 days nor more than 60 days prior to the Redemption Date, notify the Trustee in writing of such Redemption Date and of all other information necessary to the giving by the Trustee of notices of the Optional Redemption. The Trustee shall be entitled to rely conclusively upon the information so furnished by the Company in the Make-Whole Redemption Certificate and shall be under no duty to check the accuracy or completeness thereof. Such notice shall be irrevocable and upon its delivery the Company shall be obligated to make the payment or payments to the Trustee referred to therein at least two Business Days prior to such Redemption Date.
     Notice of the Optional Redemption shall be given by the Trustee to the holders, in accordance with the provisions of Section 106 of the Original Indenture, upon the mailing by first-class postage prepaid to each holder at the address of such holder as it appears in the Register not less than 30 days nor more than 60 days prior to the Redemption Date.
     The notice of Optional Redemption shall state:
     (i) the Redemption Date;
     (ii) the Make-Whole Amount;
     (iii) the sum of all other amounts due to the holders under the Notes and the Indenture;
     (iv) that on the Redemption Date the Make-Whole Amount will become due and payable upon each such Notes so to be redeemed;

A-1-13

     (v) the place or places, including the offices of our Paying Agent in Luxembourg, where such Notes so to be redeemed are to be surrendered for payment of the Make-Whole Amount;
     (vi) the ISIN number of the Notes.
     Notice of the Optional Redemption having been given as aforesaid, the Notes so to be redeemed shall, on the Redemption Date, become due and payable at the Make-Whole Amount therein specified. Upon surrender of any such Notes for redemption in accordance with such notice, such Notes shall be paid by the Paying Agent on behalf of the Company on the Redemption Date; provided that moneys sufficient therefor have been deposited with the Trustee for the holders.
     Notwithstanding anything to the contrary in the Indenture or in the Notes, if a Make-Whole Redemption Certificate has been delivered to the Trustee and the Company shall have paid to the Trustee for the benefit of the holders (i) the Make-Whole Amount and (ii) all other amounts due to the holders and the Trustee under the Notes and the Indenture, then neither the holders nor the Trustee on their behalf shall any longer be entitled to exercise any of the rights of the holders under the Notes other than the rights of the holders to receive payment of such amounts from the Paying Agent and the occurrence of an Event of Default whether before or after such payment by the Company to the Trustee for the benefit of the holders shall not entitle either the holders or the Trustee on their behalf after such payment to declare the principal of any Notes then outstanding to be due and payable on any date prior to the Redemption Date. The funds paid to the Trustee shall be used to redeem the Notes on the Redemption Date.
     Repurchase of Notes upon a Change of Control. The Company must commence, within 30 days of the occurrence of a Change of Control, and consummate an Offer to Purchase for all Notes then outstanding, at a purchase price equal to 101% of the principal amount of the Notes on the date of repurchase, plus accrued interest (if any) to the date of purchase. The Company is not required to make an Offer to Purchase following a Change of Control if a third party makes an Offer to Purchase that would be in compliance with the provisions described in this Section if it were made by the Company and such third party purchases (for the consideration referred to in the immediately preceding sentence) the Notes validly tendered and not withdrawn. Prior to the mailing of the notice to Holders and publishing such notice to holders in a daily newspaper of general circulation in Luxembourg commencing such Offer to Purchase, but in any event within 30 days following any Change of Control, the Company, covenants to (i) repay in full all indebtedness of the Company that would prohibit the repurchase of the Notes pursuant to such Offer to Purchase or (ii) obtain any requisite consents under instruments governing any such indebtedness of the Company to permit the repurchase of the Notes. The Company shall first comply with the covenant in the preceding sentence before it shall be required to repurchase Notes pursuant to this covenant.
     Withholding Tax Redemption. The Notes are subject to redemption (“Withholding Tax Redemption”) at any time (a “Withholding Tax Redemption Date”),

A-1-14

as a whole but not in part, at the election of the Company, at a redemption price equal to 100% of the unpaid principal amount thereof plus accrued and unpaid interest, if any, to and including the Withholding Tax Redemption Date (the “Withholding Tax Redemption Price”) if, as a result of (i) any change in or amendment to the laws, rules or regulations of Mexico, or any political subdivision or taxing authority or other instrumentality thereof or therein, or (ii) any amendment to or change in the rulings or interpretations relating to such laws, rules or regulations made by any legislative body, court or governmental or regulatory agency or authority (including the enactment of any legislation and the publication of any judicial decision or regulatory determination) of Mexico, or any political subdivision or taxing authority or other instrumentality thereof or therein, or (iii) any official interpretation, application or pronouncement by any legislative body, court or governmental or regulatory agency or authority that provides for a position with respect to such laws, rules or regulations that differs from the theretofore generally accepted position, which amendment or change is enacted, promulgated, issued or announced or which interpretation, application or pronouncement is issued or announced, in each case, after the Closing Date, the Company has become or would become required to pay any Additional Amounts in excess of those attributable to Taxes that are imposed, deducted or withheld at a rate of 10% on or from any payments under the Notes.
     The election of the Company to redeem the Notes shall be evidenced by a certificate (a “Withholding Tax Redemption Certificate”) of a financial officer of the Company, which certificate shall be delivered to the Trustee. The Company shall, not less than 35 days nor more than 45 days prior to the Withholding Tax Redemption Date, notify the Trustee in writing of such Withholding Tax Redemption Date and of all other information necessary to the giving by the Trustee of notices of such Withholding Tax Redemption. The Trustee shall be entitled to rely conclusively upon the information so furnished by the Company in the Withholding Tax Redemption Certificate and shall be under no duty to check the accuracy or completeness thereof Such notice shall be irrevocable and upon its delivery the Company shall be obligated to make the payment or payments to the Trustee referred to therein at least two Business Days prior to such Withholding Tax Redemption Date.
     Notice of Withholding Tax Redemption shall be given by the Trustee to the holders, in accordance with the provisions of Section 106 of the Original Indenture, upon the mailing by first-class postage prepaid to each holder at the address of such holder as it appears in the Register not less than 30 days nor more than 60 days prior to the Withholding Tax Redemption Date.
     The notice of Withholding Tax Redemption shall state:
     (i) the Withholding Tax Redemption Date;
     (ii) the Withholding Tax Redemption Price;
     (iii) the sum of all other amounts due to the holders under the Notes and the Indenture;

A-1-15

     (iv) that on the Withholding Tax Redemption Date the Withholding Tax Redemption Price will become due and payable upon each such Note so to be redeemed;
     (v) the place or places, including the offices of our Paying Agent in Luxembourg, where such Notes so to be redeemed are to be surrendered for payment of the Withholding Tax Redemption Price; and
     (vi) the ISIN number of the Notes.
     Notice of Withholding Tax Redemption having been given as aforesaid, the Notes so to be redeemed shall, on the Withholding Tax Redemption Date, become due and payable at the Withholding Tax Redemption Price therein specified. Upon surrender of any such Notes for redemption in accordance with such notice, such Notes shall be paid by the Paying Agent on behalf of the Company on the Withholding Tax Redemption Date; provided that moneys sufficient therefor have been deposited with the Trustee for the holders.
     Notwithstanding anything to the contrary in the Indenture or in the Notes, if a Withholding Tax Redemption Certificate has been delivered to the Trustee and the Company shall have paid to the Trustee for the benefit of the holders (i) the Withholding Tax Redemption Price and (ii) all other amounts due to the holders and the Trustee under the Notes and the Indenture, then neither the holders nor the Trustee on their behalf shall any longer be entitled to exercise any of the rights of the holders under the Notes other than the rights of the holders to receive payment of such amounts from the Paying Agent and the occurrence of an Event of Default whether before or after such payment by the Company to the Trustee for the benefit of the holders shall not entitle either the holders or the Trustee on their behalf after such payment to declare the principal of any Notes then outstanding to be due and payable on any date prior to the Withholding Tax Redemption Date. The funds paid to the Trustee shall be used to redeem the Notes on the Withholding Tax Redemption Date.
     All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.
     THE INDENTURE AND THIS NOTE SHALL BE GOVERNED BY AND BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY PROVISIONS RELATING TO CONFLICTS OF LAWS OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

A-1-16

SCHEDULE A
SCHEDULE OF EXCHANGES
The following exchanges of Notes for Notes represented by this Rule 144A Note have been made:

Principal amount of		Change in principal	Principal amount of
this Rule 144A Note		Amount of this Rule	this Rule 144A Note	Notation made by or
as of the date of		144A Note due to	following such	on behalf of the
exchange	Date exchange made	exchange	exchange	Trustee
Ps.

A-1-17

Exhibit A-2
REGULATION S NOTE
PRIOR TO EXPIRATION OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD (AS DEFINED IN REGULATION S (“REGULATION S”) UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”)), THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES (AS DEFINED IN REGULATION S) OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, A U.S. PERSON (AS DEFINED IN REGULATION S), EXCEPT TO A PERSON REASONABLY BELIEVED TO BE A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A (“RULE 144A”) UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE l44A AND THE INDENTURE REFERRED TO HEREIN.
THIS NOTE IS A REGULATION S SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE COMMON DEPOSITARY, THE BANK OF NEW YORK (THE “DEPOSITARY”), OR A NOMINEE THEREOF, FOR CLEARSTREAM BANKING, SOCIÉTÉ ANONYME AND EUROCLEAR BANK S.A./N.V. , WHICH MAY BE TREATED BY GRUPO TELEVISA, S.A.B., THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS GLOBAL NOTE FOR ALL PURPOSES. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS GLOBAL NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY, OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.
THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF AGREES TO BE BOUND BY THE PROVISIONS OF THE REGISTRATION RIGHTS AGREEMENT RELATING TO ALL THE NOTES.

A-2-1

No. 1	Ps.[ ]
ISIN No. [ ]
Common Code [ ]
Grupo Televisa, S.A.B.
8.49% Senior Note due 2037
Regulation S Note
     Grupo Televisa, S.A.B., a publicly traded limited liability stock corporation (sociedad anónima bursátil), organized under the laws of the United Mexican States (hereinafter called the “Company,” which term includes any successor corporation under the Indenture referred to below), for value received, hereby promises to pay to The Bank of New York Depositary (Nominees) Limited, or registered assigns, the principal sum of [ ] Mexican Pesos (Ps. [ ]) (or such lesser amount as shall be the outstanding principal amount of this Regulation S Note shown in Schedule A hereto) on May 11, 2037, and to pay interest thereon from May 9, 2007, or from the most recent date to which interest has been paid or provided for, semiannually on May 11 and November 11 in each year (each, an “Interest Payment Date”), commencing November 11, 2007, at the rate of 8.49% per annum, until the principal hereof is paid or made available for payment. Interest on this Note shall be calculated on the actual number of days during the relevant interest period and a 360-day year. If any payment is due on this Note on a day that is not a Business Day, the related payment of principal, interest, premium and Additional Amounts will be made on the next succeeding Business Day; provided that interest will accrue on the principal of the Notes at the applicable interest rate from the original Interest Payment Date to (but excluding) that next Business Day or Interest Payment Date. The interest so payable and paid or provided for on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, which shall be the fifteenth calendar day (whether or not a Business Day) preceding such Interest Payment Date. Any such interest which is payable, but is not paid or provided for, on any Interest Payment Date shall forthwith cease to be payable to the registered Holder hereof on the relevant Regular Record Date by virtue of having been such Holder, and may be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Company, notice whereof shall be given to the Holders of Notes of this Series not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in such Indenture.
     Payment, principal, interest, Additional Amounts and any other amounts due on this Note will be made at the office or agency of the Company maintained for that purpose in The Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of

A-2-2

public and private debts or, subject to certain conditions as set forth in the reverse hereof, Mexican Pesos; provided, however, that, at the option of the Company, interest may be paid by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register; provided, further, that payment to the Depositary may be made by wire transfer to the account designated by the Depositary in writing.
     This Note is a Regulation S Security issued on the date hereof which represents Ps. [ ] of the principal amount of the Company’s 8.49% Senior Notes due 2037 (the “Notes”) deposited on behalf of the purchasers of the Notes with the custodian for the Depositary for credit to their respective accounts at Euroclear or Clearstream Banking (each, as defined herein). This Note is one of a duly authorized issue of securities of the Company issued and to be issued in one series under an Indenture dated as of August 8, 2000, as supplemented by the First Supplemental Indenture dated as of August 8, 2000, the Second Supplemental Indenture dated as of January 19, 2001, the Third Supplemental Indenture dated as of September 13, 2001, the Fourth Supplemental Indenture dated as of March 11, 2002, the Fifth Supplemental Indenture dated as of March 8, 2002 and the Sixth Supplemental Indenture dated as of July 31, 2002, the Seventh Supplemental Indenture dated as of March 18, 2005, the Eighth Supplemental Indenture dated as of May 26, 2005, the Ninth Supplemental Indenture dated as of September 6, 2005 (herein called, together with the Tenth Supplemental Indenture referred to below and all other indentures supplemental thereto, the “Indenture”) between the Company and The Bank of New York, as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes, and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the series designated on the face hereof, limited (subject to exceptions provided in the Indenture) to the aggregate principal amount specified in the Tenth Supplemental Indenture between the Company, The Bank of New York, as Trustee, Registrar, Paying Agent, Transfer Agent, and Calculation Agent and The Bank of New York (Luxembourg) S.A., as Luxembourg Paying Agent, Transfer Agent and Listing Agent, dated as of May 9, 2007, establishing the terms of the Notes pursuant to the Indenture (the “Tenth Supplemental Indenture”).
     If an Event of Default with respect to the Notes shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.
     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes of each series issued under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time Outstanding of each series affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Notes of any series at the time Outstanding, on behalf of the Holders of all Notes of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the

A-2-3

Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Notes issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note or such Notes.
     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note, at the times, place and rate, and in the coin or currency, herein and in the Indenture prescribed.
     As provided in the Indenture and subject to certain limitations set forth therein and in this Note, the transfer of this Note may be registered on the Security Register upon surrender of this Note for registration of transfer at the office or agency of the Company maintained for the purpose in any place where the principal of and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or by his attorney duly authorized in writing, and thereupon one or more new Notes of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.
     Prior to expiration of the “40-day distribution compliance period” (as defined in Rule 901 of Regulation S under the Securities Act), payments (if any) on this Regulation S Note will only be paid to the registered holder hereof to the extent that there is presented to the Trustee a certificate substantially in the form of Exhibit E to this Tenth Supplemental Indenture. Interests in this Regulation S Note will be transferable in accordance with the rules and procedures of the Euroclear System or Clearstream Banking in effect at the time of the transfer.
     The Notes are issuable in book-entry fully registered form without coupons in minimum denominations of Ps.1,000,000, and integral multiples of Ps.100,000 as specified in the Tenth Supplemental Indenture establishing the terms of the Notes and as more fully provided in the Original Indenture. As provided in the Original Indenture, and subject to certain limitations set forth in the Original Indenture and in this Note, the Notes are exchangeable for a like aggregate principal amount of Notes of this Series in different authorized denominations, as requested by the Holders surrendering the same.
     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith, other than in certain cases provided in the Indenture.
     Interests in this Note are exchangeable or transferable in whole or in part for interests in the Rule 144A Note of the same series only if such exchange or transfer complies with the terms for transfer contained in the Indenture.

A-2-4

     Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.
     The Indenture contains provisions whereby (i) the Company may be discharged from its obligations with respect to the Notes (subject to certain exceptions) or (ii) the Company may be released from its obligation under specified covenants and agreements in the Indenture, in each case if the Company irrevocably deposits with the Trustee, as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders, of (i) an amount in Dollars or in Mexican Pesos, in which such senior debt securities, together with all interest appertaining thereto, are then specified as payable at their stated maturity, or (ii) an amount of Government Obligations applicable to such senior debt securities and the interest appertaining thereto (determined on the basis of the currency in which such senior debt securities and interest appertaining thereto are then specified as payable at their stated maturity), which through the scheduled payment of principal and interest in accordance with their terms will provide money, or (iii) a combination thereof in an amount, in any case, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge the entire indebtedness on all Notes of this series, and satisfies certain other conditions, all as more fully provided in the Indenture.
     This Note shall be governed by and construed in accordance with the laws of the State of New York without giving effect to any provisions relating to conflicts of laws other than Section 5-1401 of the New York General Obligations Law.
     All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.
     Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee under the Indenture by the manual signature of one of its authorized signatories, this Note shall not be entitled to any benefits under the Indenture or be valid or obligatory for any purpose.

A-2-5

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Attest:
	Name:	Ricardo Maldonado Yañez
	Title:	Secretary of the Board of Directors of Grupo Televisa S.A.B.

GRUPO TELEVISA, S.A.B.
By:
	Name:	Joaquín Balcárcel Santa Cruz
	Title:	Executive Vice President

By:
	Name:	Salvi Folch Viadero
	Title:	Chief Financial Officer

TRUSTEE’S CERTIFICATE OF AUTHENTICATION
     This is one of the Notes of the series designated therein referred to in the within-mentioned Indenture.

Dated: May 9, 2007	The Bank of New York, as Trustee
By:
Authorized Signatory

A-2-6

FORM OF REVERSE OF REGULATION S NOTE
     This Note is one of a duly authorized issue of Notes of the Company designated as its 8.49% Senior Notes due 2037 (hereinafter called the “Notes”), limited in aggregate principal amount to Ps.4,500,000,000, issued and to be issued under a Tenth Supplemental Indenture, dated as of May 9, 2007 (hereinafter called the “Tenth Supplemental Indenture”), among the Company, The Bank of New York, as Trustee, Registrar, Paying Agent, Transfer Agent, and Calculation Agent, and The Bank of New York (Luxembourg) S.A., as Luxembourg Paying Agent, Transfer Agent and Listing Agent.
     Payment of principal, interest, additional amounts and any other amounts due in respect of the Notes will be made, except as provided below, in Dollars, in amounts determined by translating the Mexican Peso amounts into Dollars at the Settlement Rate on the applicable Rate Calculation Date.
     For the purposes of translating Mexican Peso amounts into Dollars:
     “Settlement Rate” shall mean the Mexican Peso / U.S. Dollar exchange rate, or the “FIX FX Rate,” reported by the Banco de México (Bank of Mexico, or “Central Bank”) as the average of quotes in the wholesale foreign exchange market in Mexico for transactions payable in 48 hours on its website (which, at the date hereof, is located at http://www.banxico.gob.mx) on the applicable Rate Calculation Date. In the event that the FIX FX Rate is not so available by 3:00 p.m. (Mexico City time) on any Rate Calculation Date, then the Settlement Rate for such Rate Calculation Date shall be determined by taking the arithmetic mean (such mean, the “Alternative Rate”) of the Mexican Peso / U.S. Dollar exchange rate for the foreign exchange market in Mexico for transactions payable in 48 hours offered at or about such time on such date by (i) Banco Nacional de México, S.A., Institución de Banca Múltiple, (ii) Banco Inbursa, S.A., Institución de Banca Múltiple, Grupo Financiero Inbursa, (iii) Bank of America Global FX, (iv) HSBC México, S.A., Institución de Banca Múltiple, Grupo Financiero HSBC and (v) JPMorgan Chase Bank, N.A. (the “Reference Banks”); provided, however, that if any of the Reference Banks ceases to offer such an exchange rate, that bank shall be replaced by the Company, for the purpose of determining the Alternative Rate, with another leading bank or financial institution. In the event that neither the FIX FX Rate nor the Alternative Rate can be ascertained on a Rate Calculation Date in accordance with the foregoing, the Company shall determine the Settlement Rate (and method of determining the Settlement Rate) in respect of such date in its sole and absolute discretion, taking into consideration all available information that in good faith it deems relevant.
     “Rate Calculation Date” shall mean the second Mexican FX Day immediately preceding an interest payment date, maturity date or redemption date, as applicable. Notwithstanding the preceding sentence, if the Rate Calculation Date is not a business day, then the Rate Calculation Date shall be the immediately preceding Mexican FX day (i.e., prior to such second Mexican FX Day) that is a business day. “Business day” for purposes of such calculation shall mean each Monday, Tuesday, Wednesday, Thursday

A-2-7

and Friday that is (i) not a day on which banking institutions in New York City or Mexico City generally are authorized or obligated by law, regulation or executive order to close and (ii) a day on which banks and financial institutions in Mexico are open for business with the general public (it being understood that payments will be made on the Notes only on days other than a Saturday, Sunday or other day on which banking institutions in London are authorized or obligated by law, regulation or executive order to close).
     “Mexican FX Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday that is (i) not a day on which banking institutions or foreign exchange markets in Mexico City generally are authorized or obligated by law, regulation or executive order to close and (ii) a day on which banking institutions and foreign exchange markets in Mexico City are open for business with the general public.
     A Holder of the Notes may elect to receive payment of principal, interest, additional amounts and any other amounts due in respect of the notes in Mexican Pesos. A Holder who wishes to elect to receive a particular payment in Mexican Pesos must notify the principal paying agent no later than the eighth day preceding the applicable payment date (but not earlier than the applicable record date). Holders who wish to receive payments in Mexican Pesos must deliver a separate notice of any such election with respect to each payment date. Holders who own beneficial interests in the Global Note through accounts with Clearstream Banking or Euroclear must arrange to have such notice given on their behalf.
     Additional Amounts. All payments of amounts due in respect of the Notes by the Company will be made without withholding or reduction for or on account of any present or future taxes or duties of whatever nature imposed or levied by or on behalf of Mexico any political subdivision thereof or any agency or authority in or of Mexico (“Taxes”) unless the withholding or deduction of such Taxes is required by law or by the interpretation or administration thereof. In that event, the Company will pay such additional amounts (“Additional Amounts”) as may be necessary in order that the net amounts receivable by the Holders after such withholding or deduction shall equal the respective amounts which would have been receivable in respect of the Notes, in the absence of such withholding or deduction, which Additional Amounts shall be due and payable when the amount to which such Additional Amounts relate are due and payable; except that no such Additional Amounts shall be payable with respect to:
     (i) any Taxes which are imposed on, or deducted or withheld from, payments made to the Holder or beneficial owner of the Notes by reason of the existence of any present or former connection between the Holder or beneficial owner of the Notes (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such Holder or beneficial owner, if such Holder or beneficial owner is an estate, trust, corporation or partnership) and Mexico (or any political subdivision or territory or possession thereof or area subject to its jurisdiction) (including, without limitation, such Holder or beneficial owner (or such fiduciary, settlor, beneficiary, member, shareholder or possessor) (x) being or having been a citizen or resident thereof, (y) maintaining or having

A-2-8

maintained an office, permanent establishment, fixed base or branch therein, or (z) being or having been present or engaged in trade or business therein) other than the mere holding of such Notes or the receipt of amounts due in respect thereof;
     (ii) any estate, inheritance, gift, sales, stamp, transfer or personal property Tax;
     (iii) any Taxes that are imposed on, or withheld or deducted from, payments made to the Holder or beneficial owner of the Notes to the extent such Taxes would not have been so imposed, deducted or withheld but for the failure by such Holder or beneficial owner of such Notes to comply with any certification, identification, information, documentation or other reporting requirement concerning the nationality, residence, identity or connection with Mexico (or any political subdivision or territory or possession thereof or area subject to its jurisdiction) of the Holder or beneficial owner of such Notes if (x) such compliance is required or imposed by a statute, treaty, regulation, rule, ruling or administrative practice in order to make any claim for exemption from, or reduction in the rate of, the imposition, withholding or deduction of any Taxes, and (y) at least 60 days prior to the first payment date with respect to which the Company shall apply this clause (iii), the Company shall have notified all the Holders of Notes, in writing, that such Holders or beneficial owners of the Notes will be required to provide such information or documentation;
     (iv) any Taxes imposed on, or withheld or deducted from, payments made to a Holder or beneficial owner of the Notes at a rate in excess of a 4.9% rate of Tax in effect on the date hereof and uniformly applicable in respect of payments made by the Company to all Holders or beneficial owners eligible for the benefits of a treaty for the avoidance of double taxation to which Mexico is a party without regard to the particular circumstances of such Holders or beneficial owners (provided that, upon any subsequent increase in the rate of Tax that would be applicable to payments to all such Holders or beneficial owners without regard to their particular circumstances, such increased rate shall be substituted for a 4.9% rate for purposes of this clause (iv)), but only to the extent that (x) such Holder or beneficial owner has failed to provide on a timely basis, at the reasonable request of the Company (subject to the conditions set forth below), information, documentation or other evidence concerning whether such Holder or beneficial owner is eligible for benefits under a treaty for the avoidance of double taxation to which Mexico is a party if necessary to determine the appropriate rate of deduction or withholding of Taxes under such treaty or under any statute, regulation, rule, ruling or administrative practice, and (y) at least 60 days prior to the first payment date with respect to which the Company shall make such reasonable request, the Company shall have notified the Holders of the Notes, in writing, that such Holders or beneficial owners of the Notes will be required to provide such information, documentation or other evidence;

A-2-9

     (v) to or on behalf of a Holder of the Notes in respect of Taxes that would not have been imposed but for the presentation by such Holder for payment on a date more than 15 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for and notice thereof given to Holders, whichever occurs later, except to the extent that the Holder of such Notes would have been entitled to Additional Amounts in respect of such Taxes on presenting such Notes for payment on any date during such 15-day period; or
     (vi) any combination of (i), (ii), (iii), (iv) or (v) above (the Taxes described in clauses (i) through (vi), for which no Additional Amounts are payable, are hereinafter referred to as “Excluded Taxes”).
     Notwithstanding the foregoing, the limitations on the Company’s obligation to pay Additional Amounts set forth in clauses (iii) and (iv) above shall not apply if (a) the provision of information, documentation or other evidence described in such clauses (iii) and (iv) would be materially more onerous, in form, in procedure or in the substance of information disclosed, to a Holder or beneficial owner of a Note (taking into account any relevant differences between U.S. and Mexican law, rules, regulations or administrative practice) than comparable information or other reporting requirements imposed under U.S. tax law, regulations and administrative practice (such as IRS Forms W-8BEN and W-9) or (b) Rule 3.23.8 issued by the Secretaria de Hacienda y Credito Público (Ministry of Finance and Public Credit), or a substantially similar successor of such rule is in effect, unless the provision of the information, documentation or other evidence described in clauses (iii) and (iv) is expressly required by statute, regulation, rule, ruling or administrative practice in order to apply Rule 3.23.8 (or a substantially similar successor of such rule), the Company cannot obtain such information, documentation or other evidence on its own through reasonable diligence and the Company otherwise would meet the requirements for application of Rule 3.23.8 (or such other successor of such rule). In addition, such clauses (iii) and (iv) shall not be construed to require that a non-Mexican pension or retirement find or a non-Mexican financial institution or any other Holder register with the Ministry of Finance and Public Credit for the purpose of establishing eligibility for an exemption from or reduction of Mexican withholding tax or to require that a Holder or beneficial owner certify or provide information concerning whether it is or is not a tax-exempt pension or retirement fund.
     At least 30 days prior to each date on which any payment under or with respect to the Notes is due and payable, if the Company will be obligated to pay Additional Amounts with respect to such payment (other than Additional Amounts payable on the date of the Indenture or Supplemental Indenture relating to such Notes), the Company will deliver to the relevant Trustee an Officers’ Certificate stating the fact that such Additional Amounts will be payable and the amounts so payable and will set forth such other information necessary to enable the relevant Trustee to pay such Additional Amounts to Holders on the payment date. Whenever either in the Indenture or such Supplemental Indenture there is mentioned, in any context, the payment of principal (and premium, if any), interest or any other amount payable under or with respect to any Notes, such mention shall be deemed to include mention of the payment of Additional

A-2-10

Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.
     Optional Redemption. The Company may redeem any of the Notes (the “Optional Redemption”) in whole or in part, at any time or from time to time prior to their maturity, upon not less than 30 days’ nor more than 60 days’ prior notice of the date for such redemption (the “Redemption Date”) mailed by first-class mail to each Holder’s registered address, at a redemption price equal to the greater of (1) 100% of the principal amount of such Notes redeemed and (2) the sum of the present values of each remaining scheduled payment of principal and interest thereon (exclusive of interest accrued to the Redemption Date) discounted to the Redemption Date on a semiannual basis (calculated on the basis of the actual number of days in each such remaining interest period and a 360-day year) at the M Bono Rate (the “Make-Whole Amount”), plus in each case accrued and unpaid interest on the principal amount of the Notes to the Redemption Date.
     “M Bono Rate” means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity or interpolated maturity (on a day count basis) of the Comparable M Bono Issue, assuming a price for the Comparable M Bono Issue (expressed as a percentage of its principal amount) equal to the Comparable M Bono Price for such redemption date.
     “Comparable M Bono Issue” means the Mexican Bonos de Desarrollo del Gobierno Federal con Tasa de Interés Fija security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the notes to be redeemed that would be utilized, at the time of the selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of the notes.
     “Independent Investment Banker” means one of the Reference M Bono Dealers appointed by the Company.
     “Comparable M Bono Price” means, with respect to any redemption date (1) the average of the Reference M Bono Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference M Bono Dealer Quotation or (2) if the Company obtains fewer than four such Reference M Bono Dealer Quotations, the average of all such quotations.
     “Reference M Bono Dealer” means (i) Casa de Bolsa Santander S.A., (ii) ING (México) S.A. de C.V. Casa de Bolsa, (iii) BBVA Bancomer S.A., (iv) Banco Nacional de México, S.A., Institución de Banca Múltiple, Grupo Financiero Banamex and (v) HSBC México, S.A., Institución de Banca Múltiple, Grupo Financiero HSBC, or their affiliates that are primary Mexican government securities dealers; provided, however, that if any of the foregoing shall cease to be a primary Mexican government securities dealer in Mexico City (a “Primary M Bono Dealer”), the Company will substitute therefor another Primary M Bono Dealer.

A-2-11

     “Reference M Bono Dealer Quotation” means, with respect to each Reference M Bono Dealer and any redemption date, the average, as determined by the Company, of the bid and asked prices for the Comparable M Bono Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company by such Reference M Bono Dealer at 2:30 pm Mexico City time on the third business day preceding such redemption date.
     On and after the Redemption Date, interest will cease to accrue on the Notes or any portion of the Notes called for redemption (unless the Company defaults in the payment of the redemption price and accrued interest). On or before the Redemption Date, the Company will deposit with the Trustee money sufficient to pay the Make-Whole Amount and (unless the redemption date shall be an interest payment date) accrued interest to the redemption date on the Notes to be redeemed on such date. If less than all of the Notes are to be redeemed, the notes to be redeemed shall be selected by the Trustee by such method as the Trustee shall deem appropriate.
     The election of the Company to redeem the Notes shall be evidenced by a certificate (a “Make-Whole Redemption Certificate”) of an officer of the Company, which certificate shall be delivered to the Trustee. The Company shall, not less than 45 days nor more than 60 days prior to the Redemption Date, notify the Trustee in writing of such Redemption Date and of all other information necessary to the giving by the Trustee of notices of the Optional Redemption. The Trustee shall be entitled to rely conclusively upon the information so furnished by the Company in the Make-Whole Redemption Certificate and shall be under no duty to check the accuracy or completeness thereof. Such notice shall be irrevocable and upon its delivery the Company shall be obligated to make the payment or payments to the Trustee referred to therein at least two Business Days prior to such Redemption Date.
     Notice of the Optional Redemption shall be given by the Trustee to the holders, in accordance with the provisions of Section 106 of the Original Indenture, upon the mailing by first-class postage prepaid to each holder at the address of such holder as it appears in the Register not less than 30 days nor more than 60 days prior to the Redemption Date.
     The notice of Optional Redemption shall state:
     (i) the Redemption Date;
     (ii) the Make-Whole Amount;
     (iii) the sum of all other amounts due to the holders under the Notes and the Indenture;
     (iv) that on the Redemption Date the Make-Whole Amount will become due and payable upon each such Notes so to be redeemed;

A-2-12

     (v) the place or places, including the offices of our Paying Agent in Luxembourg, where such Notes so to be redeemed are to be surrendered for payment of the Make-Whole Amount; and
     (vi) the ISIN number of the Notes.
     Notice of the Optional Redemption having been given as aforesaid, the Notes so to be redeemed shall, on the Redemption Date, become due and payable at the Make-Whole Amount therein specified. Upon surrender of any such Notes for redemption in accordance with such notice, such Notes shall be paid by the Paying Agent on behalf of the Company on the Redemption Date; provided that moneys sufficient therefor have been deposited with the Trustee for the holders.
     Notwithstanding anything to the contrary in the Indenture or in the Notes, if a Make-Whole Redemption Certificate has been delivered to the Trustee and the Company shall have paid to the Trustee for the benefit of the holders (i) the Make-Whole Amount and (ii) all other amounts due to the holders and the Trustee under the Notes and the Indenture, then neither the holders nor the Trustee on their behalf shall any longer be entitled to exercise any of the rights of the holders under the Notes other than the rights of the holders to receive payment of such amounts from the Paying Agent and the occurrence of an Event of Default whether before or after such payment by the Company to the Trustee for the benefit of the holders shall not entitle either the holders or the Trustee on their behalf after such payment to declare the principal of any Notes then outstanding to be due and payable on any date prior to the Redemption Date. The funds paid to the Trustee shall be used to redeem the Notes on the Redemption Date.
     Repurchase of Notes upon a Change of Control. The Company must commence, within 30 days of the occurrence of a Change of Control, and consummate an Offer to Purchase for all Notes then outstanding, at a purchase price equal to 101% of the principal amount of the Notes on the date of repurchase, plus accrued interest (if any) to the date of purchase. The Company is not required to make an Offer to Purchase following a Change of Control if a third party makes an Offer to Purchase that would be in compliance with the provisions described in this Section if it were made by the Company and such third party purchases (for the consideration referred to in the immediately preceding sentence) the Notes validly tendered and not withdrawn. Prior to the mailing of the notice to Holders and publishing such notice to holders in a daily newspaper of general circulation in Luxembourg commencing such Offer to Purchase, but in any event within 30 days following any Change of Control, the Company, covenants to (i) repay in full all indebtedness of the Company that would prohibit the repurchase of the Notes pursuant to such Offer to Purchase or (ii) obtain any requisite consents under instruments governing any such indebtedness of the Company to permit the repurchase of the Notes. The Company shall first comply with the covenant in the preceding sentence before it shall be required to repurchase Notes pursuant to this covenant.
     Withholding Tax Redemption. The Notes are subject to redemption (“Withholding Tax Redemption”) at any time (a “Withholding Tax Redemption Date”),

A-2-13

as a whole but not in part, at the election of the Company, at a redemption price equal to 100% of the unpaid principal amount thereof plus accrued and unpaid interest, if any, to and including the Withholding Tax Redemption Date (the “Withholding Tax Redemption Price”) if, as a result of (i) any change in or amendment to the laws, rules or regulations of Mexico, or any political subdivision or taxing authority or other instrumentality thereof or therein, or (ii) any amendment to or change in the rulings or interpretations relating to such laws, rules or regulations made by any legislative body, court or governmental or regulatory agency or authority (including the enactment of any legislation and the publication of any judicial decision or regulatory determination) of Mexico, or any political subdivision or taxing authority or other instrumentality thereof or therein, or (iii) any official interpretation, application or pronouncement by any legislative body, court or governmental or regulatory agency or authority that provides for a position with respect to such laws, rules or regulations that differs from the theretofore generally accepted position, which amendment or change is enacted, promulgated, issued or announced or which interpretation, application or pronouncement is issued or announced, in each case, after the Closing Date, the Company has become or would become required to pay any Additional Amounts in excess of those attributable to Taxes that are imposed, deducted or withheld at a rate of 10% on or from any payments under the Notes.
     The election of the Company to redeem the Notes shall be evidenced by a certificate (a “Withholding Tax Redemption Certificate”) of a financial officer of the Company, which certificate shall be delivered to the Trustee. The Company shall, not less than 35 days nor more than 45 days prior to the Withholding Tax Redemption Date, notify the Trustee in writing of such Withholding Tax Redemption Date and of all other information necessary to the giving by the Trustee of notices of such Withholding Tax Redemption. The Trustee shall be entitled to rely conclusively upon the information so furnished by the Company in the Withholding Tax Redemption Certificate and shall be under no duty to check the accuracy or completeness thereof. Such notice shall be irrevocable and upon its delivery the Company shall be obligated to make the payment or payments to the Trustee referred to therein at least two Business Days prior to such Withholding Tax Redemption Date.
     Notice of Withholding Tax Redemption shall be given by the Trustee to the holders, in accordance with the provisions of Section 106 of the Original Indenture upon the mailing by first-class postage prepaid to each holder at the address of such holder as it appears in the Register not less than 30 days nor more than 60 days prior to the Withholding Tax Redemption Date.
     The notice of Withholding Tax Redemption shall state:
     (i) the Withholding Tax Redemption Date;
     (ii) the Withholding Tax Redemption Price;
     (iii) the sum of all other amounts due to the holders under the Notes and the Indenture;

A-2-14

     (iv) that on the Withholding Tax Redemption Date the Withholding Tax Redemption Price will become due and payable upon each such Note so to be redeemed;
     (v) the place or places, including the offices of our Paying Agent in Luxembourg, where such Notes so to be redeemed are to be surrendered for payment of the Withholding Tax Redemption Price; and
     (vi) the ISIN number of the Notes.
     Notice of Withholding Tax Redemption having been given as aforesaid, the Notes so to be redeemed shall, on the Withholding Tax Redemption Date, become due and payable at the Withholding Tax Redemption Price therein specified. Upon surrender of any such Notes for redemption in accordance with such notice, such Notes shall be paid by the Paying Agent on behalf of the Company on the Withholding Tax Redemption Date; provided that moneys sufficient therefor have been deposited with the Trustee for the holders.
     Notwithstanding anything to the contrary in the Indenture or in the Notes, if a Withholding Tax Redemption Certificate has been delivered to the Trustee and the Company shall have paid to the Trustee for the benefit of the holders (i) the Withholding Tax Redemption Price and (ii) all other amounts due to the holders and the Trustee under the Notes and the Indenture, then neither the holders nor the Trustee on their behalf shall any longer be entitled to exercise any of the rights of the holders under the Notes other than the rights of the holders to receive payment of such amounts from the Paying Agent and the occurrence of an Event of Default whether before or after such payment by the Company to the Trustee for the benefit of the holders shall not entitle either the holders or the Trustee on their behalf after such payment to declare the principal of any Notes then outstanding to be due and payable on any date prior to the Withholding Tax Redemption Date. The funds paid to the Trustee shall be used to redeem the Notes on the Withholding Tax Redemption Date.
     All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.
     THE INDENTURE AND THIS NOTE SHALL BE GOVERNED BY AND BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY PROVISIONS RELATING TO CONFLICTS OF LAWS OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

A-2-15

SCHEDULE A
SCHEDULE OF EXCHANGES
     The following exchanges of Notes for Notes represented by this Regulation S Note have been made:

Principal Amount of		Change in Principal	Principal amount of
this Regulation S		amount of this	this Regulation S	Notation made by or
Note as of the date		Regulation S Note	Note following such	on behalf of the
of exchange	Date exchange made	due to exchange	exchange	Trustee
Ps.

A-2-16

Exhibit B
FORM OF TRANSFER CERTIFICATE
FOR EXCHANGE OR TRANSFER FROM RULE 144A SECURITY
TO REGULATION S SECURITY PRIOR TO THE EXPIRATION
OF THE RESTRICTED PERIOD
The Bank of New York
101 Barclay Street
4 East
New York, New York 10286
Attention: Corporate Trust Administration

Re:	Grupo Televisa, S.A.B.
Ps.4,500,000,000 8.49% Senior Notes due 2037 (the “Notes”)
     Reference is hereby made to the Indenture dated as of August 8, 2000, between THE BANK OF NEW YORK (the “Trustee”) and GRUPO TELEVISA, S.A.B. (the “Company”) (as amended or supplemented through the date hereof, the “Indenture”). Capitalized terms not defined in this Certificate shall have the meanings given to them in the Indenture.
     This Certificate relates to ___principal amount of Notes represented by a beneficial interest in the Rule 144A Security (ISIN No.[ ], common code [ ]) held with the Depositary by or on behalf of [transferor] as beneficial owner (the “Transferor”). The Transferor has requested an exchange or transfer of its beneficial interest for an interest in the Regulation S Security (ISIN No.[ ], common code [ ]).
     In connection with such request and in respect of such Notes, the Transferor does hereby certify that such exchange or transfer has been effected in accordance with the transfer restrictions set forth in the Notes and pursuant to and in accordance with Rule 903 or Rule 904 (as applicable) of Regulation S under the Securities Act, and accordingly the Transferor does hereby certify that:
(1)	the Transferor is not a distributor of the Securities, an affiliate of the Company or any such distributor or a person acting on behalf of any of the foregoing;

(2)	the offer of the Notes was not made to a person in the United States;

(3)	either: (A) at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States, or
(B)	The transaction was executed in, on or through the

B-1

facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was prearranged with a buyer in the United States;
(4)	no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable;

(5)	if the Transferor is a dealer in securities or has received a selling concession, fee or other remuneration in respect of the Securities covered by this transfer certificate then the requirements of Rule 904(c)(1) have been satisfied;

(6)	the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

(7)	upon completion of the transaction, the beneficial interest being transferred as described above is to be held with the Depositary in account [ ].
     This Certificate and the statements contained herein are made for your benefit and the benefit of the Company and the Initial Purchasers of such Notes being exchanged or transferred. Terms used in this Certificate and not otherwise defined in the Indenture have the meanings set forth in Regulation S under the Securities Act.

[Insert Name of Transferor]
By:
Name:
Title:

Dated: __________________________
cc:          Grupo Televisa, S.A.B.

B-2

Exhibit C
FORM OF TRANSFER CERTIFICATE FOR TRANSFER
OR EXCHANGE FROM RULE 144A SECURITY
TO REGULATION S SECURITY AFTER THE
EXPIRATION OF THE RESTRICTED PERIOD
The Bank of New York
101 Barclay Street
New York, New York 10286
Attention: Corporate Trust Administration

Re:	Grupo Televisa, S.A.B.
Ps.4,500,000,000 8.49% Senior Notes due 2037 (the “Notes”)
     Reference is hereby made to the Indenture dated as of August 8, 2000, between THE BANK OF NEW YORK (the “Trustee”) and GRUPO TELEVISA, S.A.B. (the “Company”) (as amended or supplemented through the date hereof, the “Indenture”). Capitalized terms not defined in this Certificate shall have the meanings given to them in the Indenture.
     This Certificate relates to ___principal amount of Notes represented by a beneficial interest in the Rule 144A Security (ISIN No. [ ], common code [ ]) held with the Depositary by or on behalf of [transferor] as beneficial owner (the “Transferor”).
     In connection with such request and in respect of such Notes, the Transferor does hereby certify that such exchange or transfer has been effected in accordance with the transfer restrictions set forth in the Notes and that, with respect to transfers made in reliance on Regulation S under the Securities Act, pursuant to and in accordance with Regulation S under the Securities Act, and accordingly the Transferor does hereby further certify that:
(i)	(A) the offer of the Notes was not made to a person in the United States;
(B)	either: (1) at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States, or
(2) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States;
          (C) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable; and

C-1

          (D) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; or
(ii) with respect to transfers made in reliance on Rule 144 under the Securities Act, the Notes are being transferred in a transaction permitted by Rule 144 under the Securities Act.
     This Certificate and the statements contained herein are made for your benefit and the benefit of the Company and the Initial Purchasers of such Notes being exchanged or transferred. Terms used in this Certificate and not otherwise defined in the Indenture have the meanings set forth in Regulation S under the Securities Act.

[Insert Name of Transferor]
By:
Name:
Title:

Dated: __________________________
cc:          Grupo Televisa, S.A.B.

C-2

Exhibit D
FORM OF TRANSFER CERTIFICATE FOR TRANSFER OR
EXCHANGE FROM REGULATION S SECURITY
TO RULE 144A SECURITY
The Bank of New York
101 Barclay Street
New York, New York 10286
Attention: Corporate Trust Administration

Re:	Grupo Televisa, S.A.B.
Ps.4,500,000,000 8.49% Senior Notes due 2037 (the “Notes”)
     Reference is hereby made to the Indenture dated as of August 8, 2000 between THE BANK OF NEW YORK (the “Trustee”) and GRUPO TELEVISA, S.A.B. (the “Company) (as amended or supplemented through the date hereof, the “Indenture”). Capitalized terms not defined in this Certificate shall have the meanings given to them in the Indenture.
     This Certificate relates to ___principal amount of Notes which are held in the form of a beneficial interest in the Regulation S Security (ISIN No. [ ], common code [ ]) through the Depositary by or on behalf of transferor as beneficial owner (the “Transferor”). The Transferor has requested an exchange or transfer of its interest in the Notes for an interest in the Rule 144A Security (ISIN No.[ ], common code [ ]).
     In connection with such request, and in respect of such Notes, the Transferor does hereby certify that such transfer is being effected in accordance with the transfer restrictions set forth in the Indenture and pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”) to a transferee that the Transferor reasonably believes is purchasing the Securities for its own account or an account with respect to which the transferee exercises sole investment discretion and the transferee and any such account is a “qualified institutional buyer” within the meaning of Rule 144A, in each case in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction.
     This Certificate and the statements contained herein are made for your benefit and the benefit of the Company and the Initial Purchasers of the Notes being transferred.

[Insert Name of Transferor]
By:
Name:
Title:

Dated: __________________________

D-1

cc: Grupo Televisa, S.A.B.

D-2

Exhibit E
FORM OF CERTIFICATE OF BENEFICIAL OWNERSHIP

Re:	Grupo Televisa, S.A.B.
Ps.4,500,000,000 8.49% Senior Notes due 2037 (the “Notes”)
     Reference is hereby made to the Indenture dated as of August 8, 2000 between THE BANK OF NEW YORK (the “Trustee”) and GRUPO TELEVISA, S.A.B. (the “Company”) (as supplemented by the First Supplemental Indenture, dated August 8, 2000, between the Company, the Trustee and Banque Internationale à Luxembourg, Société Anonyme, the “Indenture”). Capitalized terms not defined in this Certificate shall have the meanings given to them in the Indenture.
     This is to certify that as of the date hereof and except as set forth below, the above-captioned Notes held by you for our account are beneficially owned by (a) non-U.S. person(s) or (b) U.S. person(s) who purchased the Notes in transactions which did not require registration under the Securities Act of 1933, as amended (the “Act”). As used in this paragraph, the term “U.S. person” has the meaning given to it by Regulation S under the Securities Act.
     As used herein, “United States” means the United States of America (including the States and the District of Columbia); and its “possessions” included Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.
     We undertake to advise you promptly by tested telex or by electronic transmission on or prior to the date on which you intend to submit your certification relating to the Notes held by you for our account in accordance with your operating procedures if any applicable statement herein is not correct on such date, and in the absence of any such notification it may be assumed that this certification applies as of such date.
     This certification excepts and does not relate to Ps.___of such interest in the above Notes in respect of which we are not able to certify and as to which we understand exchange and delivery of definitive Notes (or, if relevant, exercise of any rights or collection of any interest) cannot be made until we do so certify.

E-1

     We understand that this certification is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you to produce this certification to any interested party in such proceedings.
Date: __________________________1
By: __________________________
     As, or as agent for, the beneficial owner(s) of the [Notes] to which this certificate relates.

[1]	Not earlier than 15 days prior to the certification event to which the certification relates.

E-2

Exhibit F
FORM OF REGISTRATION RIGHTS AGREEMENT

F-1

Registration Rights Agreement
Dated as of May 9, 2007
among
Grupo Televisa, S.A.B.
and
Goldman, Sachs & Co.
HSBC Securities (USA) Inc.

F-2